Exhibit 3.2
BYLAWS
OF
ILLUMINA, INC.
Revised as of April 22, 2010

TABLE OF CONTENTS

ARTICLE I CORPORATE OFFICES	1

1.1 REGISTERED OFFICE	1
1.2 OTHER OFFICES	1

ARTICLE II MEETINGS OF STOCKHOLDERS	1

2.1 PLACE OF MEETINGS	1
2.2 ANNUAL MEETING	1
2.3 SPECIAL MEETING	1
2.4 NOTICE OF STOCKHOLDERS’ MEETINGS	2
2.5 MANNER OF GIVING NOTICE; AFFIDAVIT OF NOTICE	2
2.6 QUORUM	2
2.7 ADJOURNED MEETING; NOTICE	2
2.8 VOTING	3
2.9 WAIVER OF NOTICE	3
2.10 RECORD DATE FOR STOCKHOLDER NOTICE; VOTING; GIVING CONSENTS	3
2.11 PROXIES	4
2.12 LIST OF STOCKHOLDERS ENTITLED TO VOTE	4
2.13 NOMINATIONS FOR DIRECTORS	5
2.14 BUSINESS AT MEETINGS OF STOCKHOLDERS	8

ARTICLE III DIRECTORS	10

3.1 POWERS	10
3.2 NUMBER OF DIRECTORS; ELECTION; AND TERM OF OFFICE OF DIRECTORS	11
3.3 QUALIFICATION OF DIRECTORS	11
3.4 RESIGNATION AND VACANCIES	11
3.5 PLACE OF MEETINGS; MEETINGS BY TELEPHONE	12
3.6 FIRST MEETINGS	13
3.7 REGULAR MEETINGS	13
3.8 SPECIAL MEETINGS; NOTICE	13
3.9. QUORUM	13
3.10 WAIVER OF NOTICE	13
3.11 ADJOURNED MEETING; NOTICE	14
3.12 BOARD ACTION BY WRITTEN CONSENT WITHOUT A MEETING	14
3.13 FEES AND COMPENSATION OF DIRECTORS	14
3.14 APPROVAL OF LOANS TO OFFICERS	14
3.15 REMOVAL OF DIRECTORS	14

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ARTICLE IV COMMITTEES	15

4.1 COMMITTEES OF DIRECTORS	15
4.2 COMMITTEE MINUTES	15
4.3 MEETINGS AND ACTION OF COMMITTEES	15

ARTICLE V OFFICERS	16

5.1 OFFICERS	16
5.2 ELECTION OF OFFICERS	16
5.3 SUBORDINATE OFFICERS	16
5.4 REMOVAL AND RESIGNATION OF OFFICERS	16
5.5 VACANCIES IN OFFICES	17
5.6 CHAIRMAN OF THE BOARD	17
5.7 PRESIDENT	17
5.8 VICE PRESIDENT	17
5.9 SECRETARY	18
5.10 TREASURER	18
5.11 ASSISTANT SECRETARY	18
5.12 ASSISTANT TREASURER	18
5.13 AUTHORITY AND DUTIES OF OFFICERS	19

ARTICLE VI INDEMNITY	19

6.1 INDEMNIFICATION OF DIRECTORS AND OFFICERS	19
6.2 INDEMNIFICATION OF OTHERS	19
6.3 INSURANCE	20

ARTICLE VII RECORDS AND REPORTS	20

7.1 MAINTENANCE AND INSPECTION OF RECORDS	20
7.2 INSPECTION BY DIRECTORS	21
7.3 ANNUAL STATEMENT TO STOCKHOLDERS	21
7.4 REPRESENTATION OF SHARES OF OTHER CORPORATIONS	21

ARTICLE VIII GENERAL MATTERS	21

8.1 CHECKS	21
8.2 EXECUTION OF CORPORATE CONTRACTS AND INSTRUMENTS	21
8.3 STOCK CERTIFICATES; PARTLY PAID SHARES	22
8.4 SPECIAL DESIGNATION ON CERTIFICATES	22
8.5 LOST CERTIFICATES	23
8.6 CONSTRUCTION; DEFINITIONS	23
8.7 DIVIDENDS	23

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8.8 FISCAL YEAR	23
8.9 SEAL	23
8.10 TRANSFER OF STOCK	23
8.11 STOCK TRANSFER AGREEMENTS	24
8.12 REGISTERED STOCKHOLDERS	24
8.13 SEVERABILITY	24

ARTICLE IX AMENDMENTS	24

ARTICLE X DISSOLUTION	25

ARTICLE XI CUSTODIAN	25

11.1 APPOINTMENT OF A CUSTODIAN IN CERTAIN CASES	25
11.2 DUTIES OF CUSTODIAN	26

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BYLAWS
OF
ILLUMINA, INC.
ARTICLE I
CORPORATE OFFICES
1.1 REGISTERED OFFICE
          The registered office of the corporation shall be 1209 Orange Street, in the City of Wilmington, County of New Castle, State of Delaware. The name of the registered agent of the corporation at such location is Corporation Trust Company.
1.2 OTHER OFFICES
          The board of directors may at any time establish other offices at any place or places where the corporation is qualified to do business.
ARTICLE II
MEETINGS OF STOCKHOLDERS
2.1 PLACE OF MEETINGS
          Meetings of stockholders shall be held at any place, within or outside the State of Delaware, designated by the board of directors. In the absence of any such designation, stockholders’ meetings shall be held at the registered office of the corporation.
2.2 ANNUAL MEETING
          The annual meeting of stockholders shall be held each year on a date and at a time designated by the board of directors. In the absence of such designation, the annual meeting of stockholders shall be held on the Second Tuesday of May in each year at 10:00 a.m. However, if such day falls on a legal holiday, then the meeting shall be held at the same time and place on the next succeeding full business day. At the meeting, directors shall be elected and any other proper business may be transacted.
2.3 SPECIAL MEETING
          A special meeting of the stockholders may be called, at any time for any purpose or purposes, by the board of directors.

2.4 NOTICE OF STOCKHOLDERS’MEETINGS
          All notices of meetings with stockholders shall be in writing and shall be sent or otherwise given in accordance with Section 2.5 of these bylaws not less than ten (10) nor more than sixty (60) days before the date of the meeting to each stockholder entitled to vote at such meeting. The notice shall specify the place, date, and hour of the meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called. Business transacted at a special meeting of stockholders shall be confined to the purpose or purposes of the meeting specified in the notice of meeting (or supplement or amendment thereto) given by or at the direction of the Board of Directors. Stockholders may not make nominations for directors or bring any business before a special meeting of stockholders.
2.5 MANNER OF GIVING NOTICE; AFFIDAVIT OF NOTICE
          Written notice of any meeting of stockholders, if mailed, is given when deposited in the United States mail, postage prepaid, directed to the stockholder at his address as it appears on the records of the corporation. An affidavit of the secretary or an assistant secretary or of the transfer agent of the corporation that the notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein.
2.6 QUORUM
          The holders of a majority of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business except as otherwise provided by statute or by the certificate of incorporation. If, however, such quorum is not present or represented at any meeting of the stockholders, then the stockholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present or represented. At such adjourned meeting at which a quorum is present or represented, any business may be transacted that might have been transacted at the meeting as originally noticed.
2.7 ADJOURNED MEETING; NOTICE
          When a meeting is adjourned to another time or place, unless these bylaws otherwise require,notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting the corporation may transact any business that might have been transacted at the original meeting. If the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

2.8 VOTING
          The stockholders entitled to vote at any meeting of stockholders shall be determined in accordance with the provisions of Section 2.11 of these bylaws, subject to the provisions of Sections 217 and 218 of the General Corporation Law of Delaware (relating to voting rights of fiduciaries, pledgors and joint owners of stock and to voting trusts and other voting agreements).
          Except as may be otherwise provided in the certificate of incorporation, each stockholder shall be entitled to one vote for each share of capital stock held by such stockholder.
2.9 WAIVER OF NOTICE
          Whenever notice is required to be given under any provision of the General Corporation Law of Delaware or of the certificate of incorporation or these bylaws, a written waiver thereof, signed by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders need be specified in any written waiver of notice unless so required by the certificate of incorporation or these bylaws.
2.10 RECORD DATE FOR STOCKHOLDER NOTICE; VOTING; GIVING CONSENTS
          In order that the corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the board of directors may fix, in advance, a record date, which shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting, nor more than sixty (60) days prior to any other action.
          If the board of directors does not so fix a record date:

          (a) The record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held.
          (b) The record date for determining stockholders entitled to express consent to corporate action in writing without a meeting, when no prior action by the board of directors is necessary, shall be the day on which the first written consent is expressed.
          (c) The record date for determining stockholders for any other purpose shall be at the close of business on the day on which the board of directors adopts the resolution relating thereto.
          A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the board of directors may fix a new record date for the adjourned meeting.
2.11 PROXIES
          Each stockholder entitled to vote at a meeting of stockholders or to express consent or dissent to corporate action may authorize another person or persons to act for him by a written proxy, signed by the stockholder and filed with the secretary of the corporation, but no such proxy shall be voted or acted upon after three (3) years from its date, unless the proxy provides for a longer period. A proxy shall be deemed signed if the stockholder’s name is placed on the proxy (whether by manual signature, typewriting, telegraphic transmission or otherwise) by the stockholder or the stockholder’s attorney-in-fact. The revocability of a proxy that states on its face that it is irrevocable shall be governed by the provisions of Section 212(c) of the General Corporation Law of Delaware.
2.12 LIST OF STOCKHOLDERS ENTITLED TO VOTE
          The officer who has charge of the stock ledger of a corporation shall prepare and make, at least ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten (10)days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present .

2.13 NOMINATIONS FOR DIRECTORS
          Nominations of persons for election to the board of directors of the corporation may be made only (i) by the board of directors at any meeting of stockholders and (ii) at an annual meeting of stockholders, by any stockholder of the corporation who is entitled to vote for the election of directors and who has complied with the procedures established by this Section 2.13. For a nomination to be properly brought before an annual meeting by a stockholder, the stockholder intending to make the nomination or bring other business before a meeting of shareholders, as the case may be (the “Proponent”) must have given timely and proper notice thereof in writing to the secretary of the corporation, in accordance with, and containing all information and the completed questionnaire provided for in, this Section 2.13.
          To be timely, a Proponent’s notice must be delivered to or mailed to the secretary of the corporation and received at the principal executive offices of the corporation not later than the close of business 90 days prior to the first anniversary of the preceding year’s annual meeting of stockholders; provided, however, in the event the date of the annual meeting is advanced more than 30 days prior to such anniversary date or delayed more than 60 days after such anniversary date, then to be timely such notice must be received by the corporation not later than the close of business on the later of the 90th day prior to the date of the meeting or the 10th day following the date of Public Disclosure (defined below) of the date of the annual meeting. In no event shall any adjournment or postponement of an annual meeting of stockholders or announcement thereof commence a new time period or extend any time period for the giving of a Proponent’s notice as required by this Section 2.13.
          A Proponent’s notice to the secretary shall set forth: (a) as to each person the Proponent proposes to nominate for election as a director at the annual meeting, (i) the name, age, business address, residence address and telephone number of such nominee and the name, business address and residence address of any Nominee Associated Persons (defined below), (ii) the principal occupation or employment of such nominee, (iii) the class and number of shares of stock of the corporation that are owned (beneficially and of record) by or on behalf of such nominee and by or on behalf of any Nominee Associated Person as of the date of the Proponent’s notice, (iv) a description of such nominee’s qualifications to be a director and (v) a statement as to whether such nominee would be an independent director, and the basis therefor, under the listing standards of the Nasdaq Global Market and the corporation’s Corporate Governance Guidelines and (b) as to the Proponent and any Stockholder Associated Person (defined below) on whose behalf the nomination is being made, (i) the name and address of the Proponent, and any holder of record of the Proponent’s shares of stock, as they appear on the corporation’s books, and of any Stockholder Associated Person, (ii) the class and number of shares of stock of the corporation that are owned (beneficially and of record) by or on behalf of the Proponent and by or on behalf of any Stockholder Associated Person as of the date of the Proponent’s notice, the date such shares were acquired and the investment intent with respect thereto, (iii) a representation and agreement that the Proponent will notify the corporation in writing of the class and number of shares of stock of the corporation that are owned (beneficially and of record) by or on behalf of the

Proponent and by or on behalf of any Stockholder Associated Person as of the record date for the meeting, not later than the close of business on the third business day following the later of the record date or the date of Public Disclosure of the record date, (iv) a description of all purchases and sales of, or other transactions involving in any way, shares of stock of the corporation by or on behalf of the Proponent and by or on behalf of any Stockholder Associated Person during the twenty-four month period prior to the date of the Proponent’s notice, including the date of the transactions, the class and number of shares and the consideration (without regard to whether such shares were or were not owned by the Proponent or any such person), (v) a description of any agreement, arrangement or understanding, including any Derivative Instrument (defined below), that has been entered into or is in effect as of the date of the Proponent’s notice, by or on behalf of the Proponent, any Stockholder Associated Person, any nominee or any Nominee Associated Person, the effect or intent of which agreement, arrangement or understanding is to mitigate loss to, manage risk or benefit of stock price changes for, or increase or decrease the voting power of, the Proponent, any Stockholder Associated Person, any nominee or any Nominee Associated Person with respect to the corporation’s securities, (vi) a representation and agreement that the Proponent will notify the corporation in writing of any such agreement, arrangement or understanding, including any Derivative Instrument, that has been entered into or is in effect as of the record date for the meeting, not later than the close of business on the third business day following the later of the record date or the date of Public Disclosure of the record date, (vii) a description of any other agreement, arrangement or understanding that has been entered into or is in effect as of the date of the Proponent’s notice, between or among the Proponent, any Stockholder Associated Person, any nominee, any Nominee Associated Person or any other person, and that relates to such nomination or such nominee’s service as a director of the corporation, (viii) a representation and agreement that the Proponent will notify the corporation in writing of any agreement, arrangement or understanding of the type described in clause (vii) above that has been entered into or is in effect as of the record date for the meeting, not later than the close of business on the third business day following the later of the record date or the date of Public Disclosure of the record date, (ix) a representation that the Proponent is the holder of record or beneficial owner of shares of stock of the corporation entitled to vote for the election of directors at the annual meeting and intends to appear in person or by proxy at the meeting to nominate any such nominee and (x) a representation as to whether the Proponent intends to deliver a proxy statement and/or form of proxy to stockholders and/or otherwise to solicit proxies from stockholders in support of such nomination.
          The Proponent’s notice shall also include a completed questionnaire (in the form provided by the secretary of the corporation upon request by the Proponent) signed by such nominee with respect to information of the type required by the corporation’s questionnaires for directors and officers of the corporation in connection with the annual meeting of stockholders and various reports to the Securities and Exchange Commission. The questionnaire shall also include a representation and agreement that such nominee (i) is not and will not become a party to (A) any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such nominee, if elected as a director of the corporation, will act or vote on any issue or question (a “Voting Commitment”) that has not been, or will not be within three business days thereafter, disclosed to the corporation or (B) any Voting Commitment that could limit or interfere with the nominee’s ability to comply, if elected as a director of the corporation, with such nominee’s fiduciary duties under applicable law, (ii) is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director of the corporation that has not been, or will not be within three business days thereafter, disclosed to the corporation and (iii) in such nominee’s individual capacity and on behalf of any person or entity on whose behalf the nomination is being made, would be in compliance, if elected as a director of the corporation, and will comply, with applicable law and all applicable corporate governance, code of conduct and ethics, conflict of interest, corporate opportunities, confidentiality and stock ownership and trading policies and guidelines of the corporation.
          No person proposed to be nominated by a stockholder shall be eligible for election as a director of the corporation unless such person is nominated in accordance with the procedures set forth in this Section 2.13. If the Proponent intending to nominate a person for election as a director of the corporation at an annual meeting pursuant to this Section 2.13 does not give timely and proper notice thereof in writing to the secretary of the corporation, in accordance with, and containing all information and the completed questionnaire provided for in, this Section 2.13, or if the Proponent (or a qualified representative of the Proponent) does not appear at the meeting to nominate such person for election as a director of the corporation, then, in any such case, such proposed nomination shall not be made, notwithstanding the fact that proxies in respect of such nomination may have been solicited or obtained. The chairman of the meeting shall, if the facts warrant, determine that the nomination was not properly made in accordance with the provisions of this Section 2.13, and, if the chairman should so determine, he or she shall declare to the meeting that such nomination was not properly made and shall be disregarded.
          The requirements of this Section 2.13 shall apply to the nomination by a stockholder of a person for election as a director without regard to whether such nomination also is intended to be included in the corporation’s proxy statement pursuant to Rule 14a-8 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or whether such nomination is presented to stockholders by means of a proxy solicitation by any person other than by or on behalf of the board of directors.
          For purposes of these Bylaws:
          “Derivative Instrument” means any option, warrant, convertible security, stock appreciation right, swap or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of shares of stock of the corporation or with a value derived in whole or in part from the value of any class or series of shares of stock of the corporation, whether or not such instrument or right shall be subject to settlement in the underlying class or series of shares of stock of the corporation or otherwise directly or indirectly owned and any other direct or indirect opportunity to profit or share in any profit derived from any increase or decrease in the value of shares of stock of the corporation.
          “Nominee Associated Person” of any nominee for election as a director means (i) any affiliate or associate (as such terms are defined for purposes of the Exchange Act) of the nominee and any other person acting in concert with any of the foregoing, (ii) any beneficial owner of shares of stock of the corporation owned of record or beneficially by such nominee and (iii) any person controlling, controlled by or under common control with such Nominee Associated Person.
          “Public Disclosure” means disclosure made in a press release reported by Dow Jones News Service, Associated Press or a comparable national news service or in a document filed by the corporation pursuant to Section 13, 14 or 15(d) of the Exchange Act.
          “Stockholder Associated Person” of any stockholder means (i) any affiliate or associate (as such terms are defined for purposes of the Exchange Act) of the stockholder and any other person acting in concert with any of the foregoing, (ii) any beneficial owner of shares of stock of the corporation owned of record or beneficially by such stockholder and (iii) any person controlling, controlled by or under common control with such Stockholder Associated Person.
2.14 BUSINESS AT MEETINGS OF STOCKHOLDERS
          At any meeting of stockholders, only such business shall be transacted as shall have been properly brought before the meeting. To be properly brought before a meeting of stockholders, business must be (a) specified in the notice of meeting (or any supplement or amendment thereto) given by or at the direction of the board of directors, (b) otherwise properly brought before the meeting by or at the direction of the board of directors or (c) in the case of an annual meeting of stockholders, properly brought before the meeting by a stockholder who is entitled to vote and who has complied with the procedures established by this Section 2.14. For business to be properly brought before an annual meeting by a stockholder (other than the nomination of a person for election as a director, which is governed by Section 2.13 of these Bylaws), the Proponent (defined in Section 2.13) must have given timely and proper notice thereof in writing to the secretary of the corporation, in accordance with, and containing all information provided for, in this Section 2.14, and such business must be a proper matter for stockholder action under the General Corporation Law of Delaware.
          To be timely, a Proponent’s notice must be delivered to or mailed to the secretary of the corporation and received at the principal executive offices of the corporation not later than the close of business 90 days prior to the first anniversary of the preceding year’s annual meeting of stockholders; provided, however, in the event the date of the annual meeting is advanced more than 30 days prior to such anniversary date or delayed more than 60 days after such anniversary date, then to be timely such notice must be received by the corporation not later than the close of business on the later of the 90th day prior to the date of the meeting or the 10th day following the date of Public

Disclosure (defined in Section 2.13) of the date of the annual meeting. In no event shall any adjournment or postponement of an annual meeting of stockholders or announcement thereof commence a new time period or extend any time period for the giving of a Proponent’s notice as required by this Section 2.14.
          A Proponent’s notice to the secretary shall set forth: (a) as to each matter the Proponent proposes to bring before the annual meeting, a description of the business desired to be brought before the annual meeting, the reasons for transacting such business at the meeting and the text of any resolutions to be proposed, and whether the Proponent has communicated with any other stockholder or beneficial owner of shares of stock of the corporation regarding such business and (b) as to the Proponent and any Stockholder Associated Person (defined in Section 2.13) on whose behalf the proposal is being made, (i) the name and address of the Proponent, and any holder of record of the Proponent’s shares of stock, as they appear on the corporation’s books, and of any Stockholder Associated Person, (ii) the class and number of shares of stock of the corporation that are owned (beneficially and of record) by or on behalf of the Proponent and by or on behalf of any Stockholder Associated Person as of the date of the Proponent’s notice, the date such shares were acquired and the investment intent with respect thereto, (iii) a representation and agreement that the Proponent will notify the corporation in writing of the class and number of shares of stock of the corporation that are owned (beneficially and of record) by or on behalf of the Proponent and by or on behalf of any Stockholder Associated Person as of the record date for the meeting, not later than the close of business on the third business day following the later of the record date or the date of Public Disclosure of the record date, (iv) a description of all purchases and sales of, or other transactions involving in any way, shares of stock of the corporation by or on behalf of the Proponent and by or on behalf of any Stockholder Associated Person during the twenty-four month period prior to the date of the Proponent’s notice, including the date of the transactions, the class and number of shares and the consideration (without regard to whether such shares involved were or were not owned by the Proponent or any such person), (v) a description of any agreement, arrangement or understanding, including any Derivative Instrument (defined in Section 2.13), that has been entered into or is in effect as of the date of the Proponent’s notice, by or on behalf of the Proponent or any Stockholder Associated Person, the effect or intent of which is to mitigate loss to, manage risk or benefit of stock price changes for, or increase or decrease the voting power of, the Proponent or any Stockholder Associated Person with respect to the corporation’s securities, (vi) a representation and agreement that the Proponent will notify the corporation in writing of any such agreement, arrangement or understanding, including any Derivative Instrument, that has been entered into or is in effect as of the record date for the meeting, not later than the close of business on the third business day following the later of the record date or the date of Public Disclosure of the record date, (vii) any material interest of the Proponent or any Stockholder Associated Person in such business, (viii) a description of any other agreement, arrangement or understanding that has been entered into or is in effect as of the date of the Proponent’s notice, between or among the Proponent, any Stockholder Associated Person or any other person, and that relates to such business, (ix) a representation and agreement that the Proponent will notify the corporation in writing of any agreement, arrangement or understanding of the type described in clause (viii) above that has been entered into or is in effect as of the record date for the meeting, not later than the close of business on the third business day following the later of the record date or the date of Public Disclosure of the record date, (x) a representation that the Proponent is the holder of record or beneficial owner of shares of stock of the corporation entitled to vote for the election of directors at the annual meeting and intends to appear in person or by proxy at the meeting to propose such business and (xi) a representation as to whether the Proponent intends to deliver a proxy statement and/or form of proxy to stockholders and/or otherwise to solicit proxies from stockholders in support of such proposal.
          No business proposed by a stockholder shall be transacted at an annual meeting of stockholders except in accordance with the procedures set forth in this Section 2.14. If the Proponent intending to propose business at an annual meeting pursuant to this Section 2.14 does not give timely and proper notice thereof in writing to the secretary of the corporation, in accordance with, and containing all information provided for in, this Section 2.14, or if the Proponent (or a qualified representative of the Proponent) does not appear at the meeting to present the proposed business, then, in any such case, such business shall not be transacted, notwithstanding the fact that proxies in respect of such business may have been solicited or obtained. The chairman of the meeting shall, if the facts warrant, determine that the business was not properly brought before the meeting in accordance with the provisions of this Section 2.14, and, if the chairman should so determine, he or she shall declare to the meeting that such business was not properly brought before the meeting and shall not be transacted.
          The requirements of this Section 2.14 shall apply to any business to be brought before an annual meeting of stockholders by a stockholder (other than the nomination by a stockholder of a person for election as a director, which is governed by Section 2.13 of these Bylaws) without regard to whether such business also is intended to be included in the corporation’s proxy statement pursuant to Rule 14a-8 of the Exchange Act or whether such business is presented to stockholders by means of a proxy solicitation by any person other than by or on behalf of the board of directors.
ARTICLE III
DIRECTORS
3.1 POWERS
          Subject to the provisions of the General Corporation Law of Delaware and any limitations in the certificate of incorporation or these bylaws relating to action required to be approved by the stockholders or by the outstanding shares, the business and affairs of the corporation shall be managed and all corporate powers shall be exercised by or under the direction of the board of directors.

3.2 NUMBER OF DIRECTORS; ELECTION; AND TERM OF OFFICE OF DIRECTORS
          The board of directors shall consist of such number of directors determined from time to time by resolution of the board of directors. The number of directors may be changed by resolution of the board of directors, by an amendment to this bylaw, duly adopted by the board of directors or by the stockholders, or by a duly adopted amendment to the certificate of incorporation. Upon the closing of the first sale of the corporation’s common stock pursuant to a firmly underwritten registered public offering (the “IPO”), the directors shall be divided into three classes, with the term of office of the first class, which class shall initially consist of two (2) directors, to expire at the first annual meeting of stockholders held after IPO; the term of office of the second class, which shall initially consist of two (2) directors, to expire at the second annual meeting of stockholders held after the IPO; the term of office of the third class, which class shall initially consist of three (3) directors, to expire at the third annual meeting of stockholders held after the IPO; and thereafter for each such term to expire at each third succeeding annual meeting of stockholders held after such election.
          No reduction of the authorized number of directors shall have the effect of removing any director before that director’s term of office expires.
          Each director, including a director elected to fill a vacancy, shall hold office until his successor is elected and qualified or until his earlier resignation or removal.
3.3 QUALIFICATION OF DIRECTORS
          Directors need not be stockholders unless so required by the certificate of incorporation or these bylaws, wherein other qualifications for directors may be prescribed.
3.4 RESIGNATION AND VACANCIES
          Any director may resign at any time upon written notice to the corporation.
          Unless otherwise provided in the certificate of incorporation or these bylaws:

          (a) Vacancies and newly created directorships resulting from any increase in the authorized number of directors elected by all of the stockholders having the right to vote as a single class may be filled by a majority of the directors then in office, although less than a quorum, or by a sole remaining director. Such directors or director shall have the authority to appoint any newly appointed director to serve as a member of a particular class of directors.
          (b) Whenever the holders of any class or classes of stock or series thereof are entitled to elect one or more directors by the provisions of the certificate of incorporation, vacancies and newly created directorships of such class or classes or series may be filled by a majority of the directors elected by such class or classes or series thereof then in office, or by a sole remaining director so elected. Directors appointed to fill a vacancy of such class or classes or series will be appointed to serve in the same class of directors as the director he or she is being appointed to replace.
          If at any time, by reason of death or resignation or other cause, the corporation should have no directors in office, then any officer or any stockholder or an executor, administrator, trustee or guardian of a stockholder, or other fiduciary entrusted with like responsibility for the person or estate of a stockholder, may call a special meeting of stockholders in accordance with the provisions of the certificate of incorporation or these bylaws, or may apply to the Court of Chancery for a decree summarily ordering an election as provided in Section 211 of the General Corporation Law of Delaware.
          If, at the time of filling any vacancy or any newly created directorship, the directors then in office constitute less than a majority of the whole board (as constituted immediately prior to any such increase), then the Court of Chancery may, upon application of any stockholder or stockholders holding at least ten (10) percent of the total number of the shares at the time outstanding having the right to vote for such directors, summarily order an election to be held to fill any such vacancies or newly created directorships, or to replace the directors chosen by the directors then in office as aforesaid, which election shall be governed by the provisions of Section 211 of the General Corporation Law of Delaware as far as applicable.
3.5 PLACE OF MEETINGS; MEETINGS BY TELEPHONE
          The board of directors of the corporation may hold meetings, both regular and special, either within or outside the State of Delaware.
          Unless otherwise restricted by the certificate of incorporation or these bylaws, members of the board of directors, or any committee designated by the board of directors, may participate in a meeting of the board of directors, or any committee, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at the meeting.

3.6 FIRST MEETINGS
          The first meeting of each newly elected board of directors shall be held at such time and place as shall be fixed by the vote of the stockholders at the annual meeting and no notice of such meeting shall be necessary to the newly elected directors in order legally to constitute the meeting, provided a quorum shall be present. In the event of the failure of the stockholders to fix the time or place of such first meeting of the newly elected board of directors, or in the event such meeting is not held at the time and place so fixed by the stockholders, the meeting may be held at such time and place as shall be specified in a notice given as hereinafter provided for special meetings of the board of directors, or as shall be specified in a written waiver signed by all of the directors.
3.7 REGULAR MEETINGS
          Regular meetings of the board of directors may be held without notice at such time and at such place as shall from time to time be determined by the board.
3.8 SPECIAL MEETINGS; NOTICE
          Special meetings of the board may be called by the chairman of the board, or the president and Chief Executive Officer, on three (3) days’ notice to each director if provided either by mail or overnight courier, or on 24 hours notice if provided either personally, by telephone, or email; special meetings shall be called by the president or secretary in like manner and on like notice on the written request of two (2) directors unless the board consists of only one (1) director, in which case special meetings shall be called by the president or secretary in like manner and on like notice on the written request of the sole director.
3.9 QUORUM
          At all meetings of the board of directors, a majority of the authorized number of directors shall constitute a quorum for the transaction of business and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the board of directors, except as may be otherwise specifically provided by statute or by the certificate of incorporation. If a quorum is not present at any meeting of the board of directors, then the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present.
3.10 WAIVER OF NOTICE
          Whenever notice is required to be given under any provision of the General Corporation Law of Delaware or of the certificate of incorporation or these bylaws, a written waiver thereof, signed by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the directors, or members of a committee of directors, need be specified in any written waiver of notice unless so required by the certificate of incorporation or these bylaws.
3.11 ADJOURNED MEETING; NOTICE
          If a quorum is not present at any meeting of the board of directors, then the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present.
3.12 BOARD ACTION BY WRITTEN CONSENT WITHOUT A MEETING
          Unless otherwise restricted by the certificate of incorporation or these bylaws, any action required or permitted to be taken at any meeting of the board of directors, or of any committee thereof, may be taken without a meeting if all members of the board or committee, as the case may be, consent thereto in writing and the writing or writings are filed with the minutes of proceedings of the board or committee.
3.13 FEES AND COMPENSATION OF DIRECTORS
          Unless otherwise restricted by the certificate of incorporation or these bylaws, the board of directors shall have the authority to fix the compensation of directors.
3.14 APPROVAL OF LOANS TO OFFICERS
          The corporation may lend money to, or guarantee any obligation of, or otherwise assist any officer or other employee of the corporation or of its subsidiary, including any officer or employee who is a director of the corporation or its subsidiary, whenever, in the judgment of the directors, such loan, guaranty or assistance may reasonably be expected to benefit the corporation. The loan, guaranty or other assistance may be with or without interest and may be unsecured, or secured in such manner as the board of directors shall approve, including, without limitation, a pledge of shares of stock of the corporation. Nothing contained in this section shall be deemed to deny, limit or restrict the powers of guaranty or warranty of the corporation at common law or under any statute.
3.15 REMOVAL OF DIRECTORS
          Unless otherwise restricted by statute, by the certificate of incorporation or by these bylaws, any director or the entire board of directors may be removed, with or without cause, by the holders of a majority of the shares then entitled to vote at an election of directors.
          No reduction of the authorized number of directors shall have the effect of removing any director prior to the expiration of such director’s term of office.

ARTICLE IV
COMMITTEES
4.1 COMMITTEES OF DIRECTORS
          The board of directors may, by resolution passed by a majority of the whole board, designate one or more committees, with each committee to consist of one or more of the directors of the corporation. The board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the board of directors to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the board of directors or in the bylaws of the corporation, shall have and may exercise all the powers and authority of the board of directors in the management of the business and affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers that may require it; but no such committee shall have the power or authority to (i) amend the certificate of incorporation (except that a committee may, to the extent authorized in the resolution or resolutions providing for the issuance of shares of stock adopted by the board of directors as provided in Section 151(a) of the General Corporation Law of Delaware, fix any of the preferences or rights of such shares relating to dividends, redemption, dissolution, any distribution of assets of the corporation or the conversion into, or the exchange of such shares for, shares of any other class or classes or any other series of the same or any other class or classes of stock of the corporation), (ii) adopt an agreement of merger or consolidation under Sections 251 or 252 of the General Corporation Law of Delaware, (iii) recommend to the stockholders the sale, lease or exchange of all or substantially all of the corporation’s property and assets, (iv) recommend to the stockholders a dissolution of the corporation or a revocation of a dissolution, or (v) amend the bylaws of the corporation; and, unless the board resolution establishing the committee, the bylaws or the certificate of incorporation expressly so provide, no such committee shall have the power or authority to declare a dividend, to authorize the issuance of stock, or to adopt a certificate of ownership and merger pursuant to Section 253 of the General Corporation Law of Delaware.
4.2 COMMITTEE MINUTES
          Each committee shall keep regular minutes of its meetings and report the same to the board of directors when required.
4.3 MEETINGS AND ACTION OF COMMITTEES
          Meetings and actions of committees shall be governed by, and held and taken in accordance with, the provisions of Article III of these bylaws, Section 3.5 (place of meetings and meetings by telephone), Section 3.7 (regular meetings), Section 3.8

(special meetings and notice), Section 3.9 (quorum), Section 3.10 (waiver of notice), Section 3.11 (adjournment and notice of adjournment), and Section 3.12 (action without a meeting), with such changes in the context of those bylaws as are necessary to substitute the committee and its members (including its chairman) for the board of directors and its members (including its chairman); provided, however, that the time of regular meetings of committees may also be called by resolution of the board of directors and that notice of special meetings of committees shall also be given to all alternate members, who shall have the right to attend all meetings of the committee. The board of directors may adopt rules for the government of any committee not inconsistent with the provisions of these bylaws.
ARTICLE V
OFFICERS
5.1 OFFICERS
          The officers of the corporation shall be a president, one or more vice presidents, a secretary, and a treasurer. The corporation may also have, at the discretion of the board of directors, a chairman of the board, one or more assistant vice presidents, assistant secretaries, assistant treasurers, and any such other officers as may be appointed in accordance with the provisions of Section 5.3 of these bylaws. Any number of offices may be held by the same person.
5.2 ELECTION OF OFFICERS
          The officers of the corporation, except such officers as may be appointed in accordance with the provisions of Sections 5.3 or 5.5 of these bylaws, shall be chosen by the board of directors, subject to the rights, if any, of an officer under any contract of employment.
5.3 SUBORDINATE OFFICERS
          The board of directors may appoint, or empower the president to appoint, such other officers and agents as the business of the corporation may require, each of whom shall hold office for such period, have such authority, and perform such duties as are provided in these bylaws or as the board of directors may from time to time determine.
5.4 REMOVAL AND RESIGNATION OF OFFICERS
          Subject to the rights, if any, of an officer under any contract of employment, any officer may be removed, either with or without cause, by an affirmative vote of the majority of the board of directors at any regular or special meeting of the board or, except in the case of an officer chosen by the board of directors, by any officer upon whom such power of removal may be conferred by the board of directors.

          Any officer may resign at any time by giving written notice to the corporation. Any resignation shall take effect at the date of the receipt of that notice or at any later time specified in that notice; and, unless otherwise specified in that notice, the acceptance of the resignation shall not be necessary to make it effective. Any resignation is without prejudice to the rights, if any, of the corporation under any contract to which the officer is a party.
5.5 VACANCIES IN OFFICES
          Any vacancy occurring in any office of the corporation shall be filled by the board of directors.
5.6 CHAIRMAN OF THE BOARD
          The chairman of the board, if such an officer be elected, shall, if present, preside at meetings of the board of directors and exercise and perform such other powers and duties as may from time to time be assigned to him by the board of directors or as may be prescribed by these bylaws. If there is no president, then the chairman of the board shall also be the chief executive officer of the corporation and shall have the powers and duties prescribed in Section 5.7 of these bylaws.
5.7 PRESIDENT
          Subject to such supervisory powers, if any, as may be given by the board of directors to the chairman of the board, if there be such an officer, the president shall be the chief executive officer of the corporation and shall, subject to the control of the board of directors, have general supervision, direction, and control of the business and the officers of the corporation. He shall preside at all meetings of the stockholders and, in the absence or nonexistence of a chairman of the board, at all meetings of the board of directors. He shall have the general powers and duties of management usually vested in the office of president of a corporation and shall have such other powers and duties as may be prescribed by the board of directors or these bylaws.
5.8 VICE PRESIDENT
          In the absence or disability of the president, the vice presidents, if any, in order of their rank as fixed by the board of directors or, if not ranked, a vice president designated by the board of directors, shall perform all the duties of the president and when so acting shall have all the powers of, and be subject to all the restrictions upon, the president. The vice presidents shall have such other powers and perform such other duties as from time to time may be prescribed for them respectively by the board of directors, these bylaws, the president or the chairman of the board.
5.9 SECRETARY
          The secretary shall keep or cause to be kept, at the principal executive office of the corporation or such other place as the board of directors may direct, a book of minutes of all meetings and actions of directors, committees of directors, and stockholders. The minutes shall show the time and place of each meeting, whether regular or special (and, if special, how authorized and the notice given), the names of those present at directors’ meetings or committee meetings, the number of shares present or represented at stockholders’ meetings, and the proceedings thereof.
          The secretary shall keep, or cause to be kept, at the principal executive office of the corporation or at the office of the corporation’s transfer agent or registrar, as determined by resolution of the board of directors, a share register, or a duplicate share register, showing the names of all stockholders and their addresses, the number and classes of shares held by each, the number and date of certificates evidencing such shares, and the number and date of cancellation of every certificate surrendered for cancellation.
           The secretary shall give, or cause to be given, notice of all meetings of the stockholders and of the board of directors required to be given by law or by these bylaws. He shall keep the seal of the corporation, if one be adopted, in safe custody and shall have such other powers and perform such other duties as may be prescribed by the board of directors or by these bylaws.
5.10 TREASURER
          The treasurer shall keep and maintain, or cause to be kept and maintained, adequate and correct books and records of accounts of the properties and business transactions of the corporation, including accounts of its assets, liabilities, receipts, disbursements, gains, losses, capital, retained earnings, and shares. The books of account shall at all reasonable times be open to inspection by any director.
          The treasurer shall deposit all money and other valuables in the name and to the credit of the corporation with such depositaries as may be designated by the board of directors. He shall disburse the funds of the corporation as may be ordered by the board of directors, shall render to the president and directors, whenever they request it, an account of all of his transactions as treasurer and of the financial condition of the corporation, and shall have such other powers and perform such other duties as may be prescribed by the board of directors or these bylaws.
5.11 ASSISTANT SECRETARY
          The assistant secretary, or, if there is more than one, the assistant secretaries in the order determined by the stockholders or board of directors (or if there be no such determination, then in the order of their election) shall, in the absence of the secretary or in the event of his or her inability or refusal to act, perform the duties and exercise the powers of the secretary and shall perform such other duties and have such other powers as the board of directors or the stockholders may from time to time prescribe.
5.12 ASSISTANT TREASURER
          The assistant treasurer, or, if there is more than one, the assistant treasurers, in the order determined by the stockholders or board of directors (or if there be no such determination, then in the order of their election), shall, in the absence of the treasurer or in the event of his or her inability or refusal to act, perform the duties and exercise the powers of the treasurer and shall perform such other duties and have such other powers as the board of directors or the stockholders may from time to time prescribe.
5.13 AUTHORITY AND DUTIES OF OFFICERS
          In addition to the foregoing authority and duties, all officers of the corporation shall respectively have such authority and perform such duties in the management of the business of the corporation as may be designated from time to time by the board of directors or the stockholders.
ARTICLE VI
INDEMNITY
6.1 INDEMNIFICATION OF DIRECTORS AND OFFICERS
          The corporation shall, to the maximum extent and in the manner permitted by the General Corporation Law of Delaware, indemnify each of its directors and officers against expenses (including attorneys’ fees), judgments, fines, settlements, and other amounts actually and reasonably incurred in connection with any proceeding, arising by reason of the fact that such person is or was an agent of the corporation. For purposes of this Section 6.1, a “director” or “officer” of the corporation includes any person (i) who is or was a director or officer of the corporation, (ii) who is or was serving at the request of the corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, or (iii) who was a director or officer of a corporation which was a predecessor corporation of the corporation or of another enterprise at the request of such predecessor corporation.
6.2 INDEMNIFICATION OF OTHERS
     The corporation shall have the power, to the extent and in the manner permitted by the General Corporation Law of Delaware, to indemnify each of its employees and agents (other than directors and officers) against expenses (including attorneys’ fees), judgments, fines, settlements, and other amounts actually and reasonably incurred in connection with any proceeding, arising by reason of the fact that such person is or was an agent of the corporation. For purposes of this Section 6.2, an “ employee” or “ agent” of the corporation (other than a director or officer) includes any person (i) who is or was an employee or agent of the corporation, (ii) who is or was serving at the request of the corporation as an employee or agent of another corporation, partnership, joint venture, trust or other enterprise, or (iii) who was an employee or agent of a corporation which was a predecessor corporation of the corporation or of another enterprise at the request of such predecessor corporation.

6.3 INSURANCE
          The corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under the provisions of the General Corporation Law of Delaware.
ARTICLE VII
RECORDSAND REPORTS
7.1 MAINTENANCE AND INSPECTION OF RECORDS
          The corporation shall, either at its principal executive office or at such place or places as designated by the board of directors, keep a record of its stockholders listing their names and addresses and the number and class of shares held by each stockholder, a copy of these bylaws as amended to date, accounting books, and other records.
          Any stockholder of record, in person or by attorney or other agent, shall, upon written demand under oath stating the purpose thereof, have the right during the usual hours for business to inspect for any proper purpose the corporation’s stock ledger, a list of its stockholders, and its other books and records and to make copies or extracts there from. A proper purpose shall mean a purpose reasonably related to such person’s interest as a stockholder. In every instance where an attorney or other agent is the person who seeks the right to inspection, the demand under oath shall be accompanied by a power of attorney or such other writing that authorizes the attorney or other agent to so act on behalf of the stockholder. The demand under oath shall be directed to the corporation at its registered office in Delaware or at its principal place of business.
          The officer who has charge of the stock ledger of a corporation shall prepare and make, at least ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten (10) days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

7.2 INSPECTION BY DIRECTORS
          Any director shall have the right to examine the corporation’s stock ledger, a list of its stockholders, and its other books and records for a purpose reasonably related to his position as a director. The Court of Chancery is hereby vested with the exclusive jurisdiction to determine whether a director is entitled to the inspection sought. The Court may summarily order the corporation to permit the director to inspect any and all books and records, the stock ledger, and the stock list and to make copies or extracts therefrom. The Court may, in its discretion, prescribe any limitations or conditions with reference to the inspection, or award such other and further relief as the Court may deem just and proper.
7.3 ANNUAL STATEMENT TO STOCKHOLDERS
          The board of directors shall present at each annual meeting, and at any special meeting of the stockholders when called for by vote of the stockholders, a full and clear statement of the business and condition of the corporation.
7.4 REPRESENTATION OF SHARES OF OTHER CORPORATIONS
          The chairman of the board, the president, any vice president, the treasurer, the secretary or assistant secretary of this corporation, or any other person authorized by the board of directors or the president or a vice president, is authorized to vote, represent, and exercise on behalf of this corporation all rights incident to any and all shares of any other corporation or corporations standing in the name of this corporation. The authority granted herein may be exercised either by such person directly or by any other person authorized to do so by proxy or power of attorney duly executed by such person having the authority.
ARTICLE VIII
GENERAL MATTERS
8.1 CHECKS
     From time to time, the board of directors shall determine by resolution which person or persons may sign or endorse all checks, drafts, other orders for payment of money, notes or other evidences of indebtedness that are issued in the name of or payable to the corporation, and only the persons so authorized shall sign or endorse those instruments.
8.2 EXECUTION OF CORPORATE CONTRACTS AND INSTRUMENTS
          The board of directors, except as otherwise provided in these bylaws, may authorize any officer or officers, or agent or agents, to enter into any contract or execute any instrument in the name of and on behalf of the corporation; such authority may be general or confined to specific instances. Unless so authorized or ratified by the board of directors or within the agency power of an officer, no officer, agent or employee shall have any power or authority to bind the corporation by any contract or engagement or to pledge its credit or to render it liable for any purpose or for any amount.
8.3 STOCK CERTIFICATES; PARTLY PAID SHARES
          The shares of a corporation shall be represented by certificates, provided that the board of directors of the corporation may provide by resolution or resolutions that some or all of any or all classes or series of its stock shall be uncertificated shares. Any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the corporation. Notwithstanding the adoption of such a resolution by the board of directors, every holder of stock represented by certificates and upon request every holder of uncertificated shares shall be entitled to have a certificate signed by, or in the name of the corporation by the chairman or vice-chairman of the board of directors, or the president or vice-president, and by the treasurer or an assistant treasurer, or the secretary or an assistant secretary of such corporation representing the number of shares registered in certificate form. Any or all of the signatures on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate has ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue.
          The corporation may issue the whole or any part of its shares as partly paid and subject to call for the remainder of the consideration to be paid therefor. Upon the face or back of each stock certificate issued to represent any such partly paid shares, upon the books and records of the corporation in the case of uncertificated partly paid shares, the total amount of the consideration to be paid therefor and the amount paid thereon shall be stated. Upon the declaration of any dividend on fully paid shares, the corporation shall declare a dividend upon partly paid shares of the same class, but only upon the basis of the percentage of the consideration actually paid thereon.
8.4 SPECIAL DESIGNATION ON CERTIFICATES
          If the corporation is authorized to issue more than one class of stock or more than one series of any class, then the powers, the designations, the preferences, and the relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights shall be set forth in full or summarized on the face or back of the certificate that the corporation shall issue to represent such class or series of stock; provided, however, that, except as otherwise provided in Section 202 of the General Corporation Law of Delaware, in lieu of the foregoing requirements there may be set forth on the face or back of the certificate that the corporation shall issue to represent such class or series of stock a statement that the corporation will furnish without charge to each stockholder who so requests the powers, the designations, the preferences, and the relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.

8.5 LOST CERTIFICATES
          Except as provided in this Section 8.5, no new certificates for shares shall be issued to replace a previously issued certificate unless the latter is surrendered to the corporation and cancelled at the same time. The corporation may issue a new certificate of stock or uncertificated shares in the place of any certificate theretofore issued by it, alleged to have been lost, stolen or destroyed, and the corporation may require the owner of the lost, stolen or destroyed certificate, or his legal representative, to give the corporation a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate or uncertificated shares.
8.6 CONSTRUCTION; DEFINITIONS
          Unless the context requires otherwise, the general provisions, rules of construction, and definitions in the Delaware General Corporation Law shall govern the construction of these bylaws. Without limiting the generality of this provision, the singular number includes the plural, the plural number includes the singular, and the term “person” includes both a corporation and a natural person.
8.7 DIVIDENDS
          The directors of the corporation, subject to any restrictions contained in the certificate of incorporation, may declare and pay dividends upon the shares of its capital stock pursuant to the General Corporation Law of Delaware. Dividends may be paid in cash, in property, or in shares of the corporation’s capital stock.
          The directors of the corporation may set apart out of any of the funds of the corporation available for dividends a reserve or reserves for any proper purpose and may abolish any such reserve. Such purposes shall include but not be limited to equalizing dividends, repairing or maintaining any property of the corporation, and meeting contingencies.
8.8 FISCAL YEAR
          The fiscal year of the corporation shall be fixed by resolution of the board of directors and may be changed by the board of directors.
8.9 SEAL
          The seal of the corporation shall be such as from time to time may be approved by the board of directors.
8.10 TRANSFER OF STOCK
          Upon surrender to the corporation or the transfer agent of the corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignation or authority to transfer, it shall be the duty of the corporation to issue a new certificate to the person entitled thereto, cancel the old certificate, and record the transaction in its books.
8.11 STOCK TRANSFER AGREEMENTS
          The corporation shall have power to enter into and perform any agreement with any number of stockholders of any one or more classes of stock of the corporation to restrict the transfer of shares of stock of the corporation of any one or more classes owned by such stockholders in any manner not prohibited by the General Corporation Law of Delaware.
8.12 REGISTERED STOCKHOLDERS
          The corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends and to vote as such owner, shall be entitled to hold liable for calls and assessments the person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of another person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Delaware .
8.13 SEVERABILITY
          If any provision of these bylaws (or any portion, including words or phrases, thereof) or the application of any provision (or any portion, including words or phrases, thereof) to any person or circumstance shall be held invalid, illegal or unenforceable in any respect under applicable law by a court of competent jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provisions hereof (or the remaining portion thereof) or the application of such provision to any other persons or circumstances, which unaffected provisions (or portions thereof) shall remain valid, legal and enforceable to the fullest extent permitted by law.
ARTICLE IX
AMENDMENTS
          The original or other bylaws of the corporation may be adopted, amended or repealed by the stockholders entitled to vote; provided, however, that the corporation may, in its certificate of in corporation, confer the power to adopt, amendor repeal bylaws upon the directors. The fact that such power has been so conferred upon the directors shall not divest the stockholders of the power, nor limit their power to adopt, amend or repeal bylaws.

ARTICLE X
DISSOLUTION
          If it should be deemed advisable in the judgment of the board of directors of the corporation that the corporation should be dissolved, the board, after the adoption of a resolution to that effect by a majority of the whole board at any meeting called for that purpose, shall cause notice to be mailed to each stockholder entitled to vote there on of the adoption of the resolution and of a meeting of stockholders to take action upon the resolution.
          At the meeting a vote shall be taken for and against the proposed dissolution. If a majority of the outstanding stock of the corporation entitled to vote thereon votes for the proposed dissolution, then a certificate stating that the dissolution has been authorized in accordance with the provisions of Section 275 of the General Corporation Law of Delaware and setting forth the names and residences of the directors and officers shall be executed, acknowledged, and filed and shall become effective in accordance with Section 103 of the General Corporation Law of Delaware. Upon such certificate’s becoming effective in accordance with Section 103 of the General Corporation Law of Delaware, the corporation shall be dissolved.
          Whenever all the stockholders entitled to vote on a dissolution consent in writing, either in person or by duly authorized attorney, to a dissolution, no meeting of directors or stockholders shall be necessary. The consent shall be filed and shall become effective in accordance with Section 103 of the General Corporation Law of Delaware. Upon such consent’s becoming effective in accordance with Section 103 of the General Corporation Law of Delaware, the corporation shall be dissolved. If the consent is signed by an attorney, then the original power of attorney or a photocopy thereof shall be attached to and filed with the consent. The consent filed with the Secretary of State shall have attached to it the affidavit of the secretary or some other officer of the corporation stating that the consent has been signed by or on behalf of all the stockholders entitled to vote on a dissolution; in addition, there shall be attached to the consent a certification by the secretary or some other officer of the corporation setting forth the names and residences of the directors and officers of the corporation.
ARTICLE XI
CUSTODIAN
11.1 APPOINTMENT OF A CUSTODIAN IN CERTAIN CASES
          The Court of Chancery, upon application of any stockholder, may appoint one or more persons to be custodians and, if the corporation is insolvent, to be receivers, of and for the corporation when:

          (a) at any meeting held for the election of directors the stockholders are so divided that they have failed to elect successors to directors whose terms have expired or would have expired upon qualification of their successors; or
          (b) the business of the corporation is suffering or is threatened with irreparable injury because the directors are so divided respecting the management of the affairs of the corporation that the required vote for action by the board of directors cannot be obtained and the stockholders are unable to terminate this division; or
          (c) the corporation has abandoned its business and has failed within a reasonable time to take steps to dissolve, liquidate or distribute its assets.
11.2 DUTIES OF CUSTODIAN
          The custodian shall have all the powers and title of a receiver appointed under Section 291 of the General Corporation Law of Delaware, but the authority of the custodian shall be to continue the business of the corporation and not to liquidate its affairs and distribute its assets, except when the Court of Chancery otherwise orders and except in cases arising under Sections 226(a)(3) or 352(a)(2) of the General Corporation Law of Delaware.